Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
      In connection with the Annual Report of Town Sports International Holdings, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2005 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Giardina, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.

Town Sports International Holdings, Inc.

/s/ Robert Giardina

Chief Executive Officer
March 29, 2006